Exhibit 99.1

FOR IMMEDIATE RELEASE

BV Financial, Inc. Announces Adoption and Regulatory Non-Objection for
Stock Repurchase Program

Baltimore, Maryland, July 30, 2024 — BV Financial, Inc. (the “Company”) (NASDAQ: BVFL), the holding company for BayVanguard Bank (the “Bank”), announced today that the Company has adopted, and received the non-objection of the Federal Reserve Bank of Richmond (the “Federal Reserve”) to initiate, a stock repurchase program for up to 10% of the Company’s outstanding shares of common stock (approximately 1,138,772 shares). This will be the Company’s first stock repurchase program since completing its mutual-to-stock conversion and related stock offering on July 31, 2023. As noted in the Company’s prospectus for the mutual-to-stock conversion, federal regulations prohibit the Company from repurchasing shares of its common stock during the first year following the completion of the conversion. As such, the repurchase program will go into effect no earlier than August 1, 2024.

Once initiated, shares of the Company’s common stock may be repurchased pursuant to the program in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. The repurchase program will expire on June 30, 2025, unless extended by the Board of Directors pursuant to further non-objection from the Federal Reserve.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be subject to the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The timing and amount of share repurchases under this authorization may be suspended, terminated or modified by the Company at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

About BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. The Bank is headquartered in Baltimore, Maryland with thirteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting and tax principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a failure in or breach of our operational or security systems or infrastructure, including cyber attacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

David M. Flair and Timothy L. Prindle
Co-President and Chief Executive Officers
BV Financial, Inc.
(410) 477-5000